Exhibit 5.1

McGuireWoods LLP
7 Saint Paul Street
Suite 1000
Baltimore, MD 21202-1671
Phone: 410-659-4400
Fax: 410-659-4599
www.mcguirewoods.com

May 31, 2011

Pernix Therapeutics Holdings, Inc.
10003 Woodloch Forest Drive
The Woodlands, Texas 77380

Re:  Registration Statement on Form S-3 of Pernix Therapeutics Holdings, Inc.

Ladies and Gentlemen:

This opinion is furnished to you in our capacity as special Maryland counsel for Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”) in connection with the filing today by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (which, together with the prospectus (the “Prospectus”) and any prospectus supplement relating thereto shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering up to Seventy-Five Million Dollars ($75,000,000) in aggregate initial offering price of the Company’s (i)(a) original issue shares of common stock, par value $0.01 per share offered by the Company (the “Original Issue Common Stock”), and (b) up to 2,000,000 shares of common stock, par value $0.01 per share (the “Existing Common Stock”, and together with the Original Issue Common Stock, the “Common Stock”), offered by certain selling stockholders (the “Selling Stockholders”), (ii) original issue shares of preferred stock, par value $0.01 per share (“Preferred Stock,” and together with the Common Stock, the “Equity Securities”), (iii) debt securities (“Debt Securities”), (iv) warrants to purchase Equity Securities or Debt Securities (“Warrants”), and (v) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants in any combination ("Units," and together with the Equity Securities, Debt Securities and Warrants, the “Securities”), to be offered from time to time by the Company and the Selling Stockholders on terms to be determined at the time of the offering.  Capitalized terms used and not defined herein shall have the meanings given to them in the Registration Statement.

In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	Second Amended and Restated Articles of Incorporation of the Company, as amended to date and the Bylaws of the Company, as amended to date (collectively, the “Governing Documents”);

(b)
Unanimous written consents to action of the Board of Directors of the Company (the “Board”) and the Special Finance Committee of the Board of Directors of the Company, each dated May 26, 2011 (the “Company Resolutions”);

(c)
Unanimous written consent of the board of directors of Golf Trust of America, Inc., a Maryland corporation (“Golf Trust”), and sole member and manager of GTA Acquisition, LLC, a Louisiana limited liability company (“GTA Acquisition”) dated on or around October 5, 2009 (the “GTA Resolutions”);

(d)	Agreement and Plan of Merger, dated October 6, 2009 (the “Merger Agreement”), by and among Golf Trust, GTA Acquisition and Pernix Therapeutics, Inc., a Louisiana corporation (“Pernix Subsidiary”);

(e)	Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated May 26, 2011;

(f)	the Registration Statement;

(g)	certificates of public officials and of representatives of the Company; and

(h)	such other documents, certificates and records as we have deemed necessary as a basis for this opinion.

With respect to our examination, we have assumed (i) the legal capacity of all natural persons signing any document reviewed by us, (ii) the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and (iii) the conformity to originals of all documents submitted to us as certified or reproduced copies and the authenticity of the originals of such copies.  We have not independently verified any factual matters or reviewed any documents other than the documents referred to above and accordingly we do not express any opinion as to matters that might have been disclosed by independent verification or review.  As to matters of fact that have not been independently established or verified by us, we have relied upon oral or written representations of officers of the Company.

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and in existence and good standing in the State of Maryland, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the Prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus supplement to the Prospectus will have been prepared and filed with the Commission properly describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) after issuance of the Equity Securities, the total issued shares of common stock and preferred stock of the Company will not exceed the total shares of common stock and preferred stock authorized in the Governing Documents; (viii) the Company has received in full valid consideration for the Securities, consisting in whole or part of money, tangible or intangible property, labor or services actually performed for the Company, a promissory note or other obligation for future payment in money, or contracts for labor or services performed in return for the issuance and sale of the Securities, as provided in resolutions of the Board authorizing the issuance of the Securities, which value or amount shall not be less than the greater of the amount specified in such Board resolutions or the par value of such Securities; (ix) to the extent that any Securities have been or will be issued in exchange or upon conversion, redemption or exercise of any other securities, such other securities constitute duly authorized, validly issued, fully paid and non-assessable equity securities of the Company or, with respect to non-equity securities, such non-equity securities constitue valid, binding and enforceable obligations in accordance with their terms; (x) no more than Seventy-Five Million Dollars ($75,000,000) in aggregate initial offering price of Securities is or will be issued under the Registration Statement in any combination; (xi) the merger, as described in the Merger Agreement (the “Merger”), has become effective under applicable law; (xii) each of the shares of common stock, no par value, of Pernix Subsidiary that was exchanged for shares of common stock of the Company upon consummation of the Merger was duly authorized, validly issued, fully paid and non-assessable; and (xiii) each share of Existing Common Stock was issued pursuant to, in accordance with and upon receipt by the Company of the consideration set forth in the Merger Agreement.

We are attorneys admitted to practice in the State of Maryland.  We express no opinion concerning the laws of any jurisdictions other than the federal laws of the United States of America and the laws of the State of Maryland.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           With respect to shares of Common Stock to be registered under the Registration Statement, when:

(i) the Board or, to the extent permitted by the Maryland General Corporation Law (the “MGCL”), a duly authorized, constituted and acting committee thereof, has taken all necessary corporate action to approve the issuance thereof (including the adoption of a resolution that authorizes the issuance, sets the minimum consideration for such Common Stock or a formula for its determination, and fairly describes any consideration other than money) and the terms of the offering of such shares of Common Stock and related matters,

(ii) certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company and a written statement of such issuance containing the information required on certificates by the MGCL has been delivered to the registered owner thereof, in each case in accordance with the provisions of the Governing Documents and the MGCL, and

(iii) with respect to Original Issue Common Stock to be registered under the Registration Statement, such shares are issued either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the cash consideration provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon exchange, conversion, redemption or exercise of any other Security registered in the Registration Statement, in accordance with the terms of such Security or the instrument governing such Security providing for such exchange, conversion, redemption or exercise as approved by the Board, and for the consideration approved by the Board, all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.           With respect to shares of Preferred Stock to be registered under the Registration Statement, when:

(i) the Board or, to the extent permitted by the MGCL, a duly authorized, constituted and acting committee thereof, has taken all necessary corporate action to classify or reclassify any unissued Preferred Stock in accordance with the MGCL, including the due adoption of articles supplementary relating to such Preferred Stock (“Articles Supplementary”) and the acceptance for record of such Articles Supplementary by the SDAT,

(ii) the Board or, to the extent permitted by the MGCL, a duly authorized, constituted and acting committee thereof, has taken all necessary corporate action to approve the issuance thereof (including the adoption of a resolution that authorizes the issuance, sets the minimum consideration for such Preferred Stock or a formula for its determination, and fairly describes any consideration other than money) and the terms of the offering of such shares of Preferred Stock and related matters,

(iii) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company and a written statement of such issuance containing the information required on certificates by the MGCL has been delivered to the registered owner thereof, in each case in accordance with the provisions of the Governing Documents, the Articles Supplementary and the MGCL, and

(iv) such shares of Preferred Stock are issued either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the cash consideration provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon exchange, conversion, redemption or exercise of any other Security registered in the Registration Statement, in accordance with the terms of such Security or the instrument governing such Security providing for such exchange, conversion, redemption or exercise as approved by the Board, and for the consideration approved by the Board, all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

These opinions are based upon currently existing facts and circumstances and Maryland statutes, rules, regulations and judicial decisions and are rendered as of the date hereof.  We disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion may be relied upon by the firm of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. with respect to that firm’s opinion to be filed as an exhibit to the Registration Statement.  In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.  Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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